Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Fourth quarter 2020 results:

•	Revenue of $521 million
•	GAAP gross margin of 9.7% and non-GAAP gross margin of 9.6%
•	Cash flow generated from operations of $95 million
•	GAAP diluted EPS of $0.21 and non-GAAP diluted EPS of $0.34

Full year 2020 results:

•	Revenue of $2.1 billion
•	Semi-Cap revenue growth of 33% year-over-year
•	Medical revenue growth of 11% year-over-year
•	Higher-value markets revenue mix greater than 80%
•	Cash flow generated from operations of $120 million and free cash flow of $81 million
•	Annual GAAP diluted EPS of $0.38 and non-GAAP diluted EPS of $0.95

TEMPE, AZ, February 4, 2021 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the fourth quarter and year ended December 31, 2020.

	Three Months Ended
	Dec 31,	Sep 30,	Dec 31,
In millions, except EPS	2020	2020	2019
Sales	$521	$526	$508
Net income (loss)(2)	$8	$6	$(7)
Net income – non-GAAP(1)(2)	$13	$12	$10
Diluted earnings (loss) per share(2)	$0.21	$0.16	$(0.19)
Diluted EPS – non-GAAP(1)(2)	$0.34	$0.32	$0.27
Operating margin(2)	2.3%	1.6%	(1.8)%
Operating margin – non-GAAP(1)(2)	3.4%	3.0%	2.6%

	Twelve Months Ended
	Dec 31,	Dec 31,
In millions, except EPS	2020	2019
Net sales	$2,053	$2,268
Net income(3)	$14	$23
Net income – non-GAAP(1)(3)	$35	$51
Diluted EPS(3)	$0.38	$0.60
Diluted EPS – non-GAAP(1)(3)	$0.95	$1.32
Operating margin(3)	1.2%	1.3%
Operating margin – non-GAAP(1)(3)	2.5%	3.0%

(1)	A reconciliation of GAAP and non-GAAP results is included below.
(2)

Results for the fourth quarter ended December 31, 2020 and third quarter ended September 30, 2020 include the impact of approximately $1.6 million and $1.3 million of net COVID-19 related costs, respectively.

(3)	Results for the year ended December 31, 2020 include the impact of approximately $7.1 million of net COVID-19 related costs.

Jeff Benck, Benchmark’s President and CEO stated, “We closed out a very challenging year, delivering fourth quarter results that not only met our expectations, but demonstrated sequential improvement in both non-GAAP gross margins at 9.6% and higher non-GAAP earnings at $0.34 enabled by higher-value sector mix and improved utilization across the company.  I am very proud of our team, which has proven to be very resourceful and resilient in the face of this pandemic and continues to deliver for our customers.”

Benck continued, “Our focused efforts on improving working capital management are also bearing fruit as we generated $95 million of operating cash flow in the quarter and over $120 million for the year, which exceeded our forecast.  I look forward to 2021 with optimism knowing that our strategic investments in the business to drive differentiated value and sustainability have solidified a path to achieve revenue, margin, and earnings growth in 2021 aligned with our mid-term financial goals.”

Cash Conversion Cycle

	Dec 31,	Sep 30,	Dec 31,
	2020	2020	2019
Accounts receivable days	53	52	57
Contract asset days	25	28	29
Inventory days	63	66	60
Accounts payable days	(54)	(54)	(58)
Advance payments from customers days	(16)	(11)	(7)
Cash Conversion Cycle days	71	81	81

Fourth Quarter 2020 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) was as follows.

	Dec 31,		Sep 30,		Dec 31,
Higher-Value Markets	2020		2020		2019
Medical	$111	21%	$134	26%	$103	20%
Semi-Cap	101	20	99	19	81	16
A&D	111	21	105	20	106	21
Industrials	97	19	86	16	107	21
	$420	81%	$424	81%	$397	78%

	Dec 31,		Sep 30,		Dec 31,
Traditional Markets	2020		2020		2019
Computing	$46	9%	$44	8%	$45	9%
Telecommunications	55	10	58	11	66	13
	$101	19%	$102	19%	$111	22%
Total	$521	100%	$526	100%	$508	100%

Overall, higher-value market revenues were up 6% year-over-year from strength in the Semi-Cap, Medical, and A&D sectors. Traditional market revenues were down from program transitions.

First Quarter 2021 Outlook

•	Revenue between $480 - $520 million
•	Diluted GAAP earnings per share between $0.11 - $0.14
•	Diluted non-GAAP earnings per share between $0.18 - $0.22 (excluding restructuring charges and other costs and amortization of intangibles)
•

This guidance takes into consideration all known constraints for the quarter and assumes no further significant interruptions to our supply base, operations or customers. Guidance also assumes no material changes to end market conditions due to COVID-19.

Restructuring charges are expected to range between $1.0 million and $2.0 million in the first quarter and the amortization of intangibles is expected to be $2.0 million in the first quarter.

Fourth Quarter 2020 and CY2020 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time.  The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available until Thursday, February 11, 2021 on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

623-300-7052 or lisa.weeks@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "estimate," "anticipate," "could", "predict" and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Forward-looking statements include, among other things, the estimated financial impact of the COVID-19 pandemic, our outlook and guidance for first quarter 2021 results, the company’s anticipated plans and responses to the COVID-19 pandemic, statements (express or implied) concerning future operating results or margins, the ability to generate sales and income or cash flow, and expected revenue mix, and Benchmark’s business and growth strategies. Although the company believes these statements are based on and derived from reasonable assumptions, they involve risks and uncertainties relating to operations, markets and the business environment generally.  These statements also depend on the duration and severity of the COVID-19 pandemic and related risks, including government and other fourth-party responses to the crisis and the consequences for the global economy, our business and the businesses of our suppliers and customers.  Events relating to or resulting from the COVID-19 pandemic, including the possibility of customer demand fluctuations, supply chain constraints, or the ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, may have resulting impacts on the company’s business, financial condition, results of operations, and the company’s ability (or inability) to execute on its plans to respond to the COVID-19 pandemic.  If one or more of these risks or uncertainties materializes, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Readers are advised to consult further disclosures on these risks and uncertainties, particularly in Part 1, Item 1A, "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and in its subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based upon information available to the company as of the date of this document, and it assumes no obligation to update them.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance.  This document also references “free cash flow”, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software.  The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies.  Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity.  Readers should consider the types of events and transactions for which adjustments have been made.

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Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Sales	$521,250	$508,444	$2,053,131	$2,268,095
Cost of sales	470,589	471,131	1,878,083	2,082,567
Gross profit	50,661	37,313	175,048	185,528
Selling, general and administrative expenses	32,380	34,279	122,195	126,740
Amortization of intangible assets	1,979	2,366	9,099	9,461
Restructuring charges and other costs	4,490	2,268	19,970	13,101
Ransomware incident related costs (recovery), net	(45)	7,681	(1,350)	7,681
Income (loss) from operations	11,857	(9,281)	25,134	28,545
Interest expense	(2,175)	(1,650)	(8,364)	(6,664)
Interest income	156	745	1,196	3,829
Other income (expense), net	(482)	(717)	(673)	1,559
Income (loss) before income taxes	9,356	(10,903)	17,293	27,269
Income tax expense	1,661	(3,972)	3,238	3,844
Net income (loss)	$7,695	$(6,931)	$14,055	$23,425
Earnings (loss) per share:
Basic	$0.21	$(0.19)	$0.38	$0.61
Diluted	$0.21	$(0.19)	$0.38	$0.60
Weighted-average number of shares used in calculating earnings per share:
Basic	36,402	36,928	36,524	38,338
Diluted	36,596	36,928	36,817	38,763

For comparative purposes, certain prior year amounts have been reclassified to conform to the current year presentation.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in thousands)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$390,808	$347,558
Restricted cash	5,182	16,398
Accounts receivable, net	309,331	324,424
Contract assets	142,779	161,061
Inventories	327,377	314,956
Other current assets	26,874	30,685
Total current assets	1,202,351	1,195,082
Property, plant and equipment, net	185,272	205,819
Operating lease right-of-use assets	79,966	76,859
Goodwill and other, net	276,646	282,114
Total assets	$1,744,235	$1,759,874

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$9,161	$8,825
Accounts payable	282,208	302,994
Advance payments from customers	84,122	37,511
Accrued liabilities	105,645	109,915
Total current liabilities	481,136	459,245
Long-term debt and finance lease obligations, less current installments	131,051	138,912
Operating lease liabilities	72,120	67,898
Other long-term liabilities	70,340	78,987
Shareholders’ equity	989,588	1,014,832
Total liabilities and shareholders’ equity	$1,744,235	$1,759,874

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in thousands)

(UNAUDITED)

	Year Ended
	December 31,
	2020	2019
Cash flows from operating activities:
Net income	$14,055	$23,425
Depreciation and amortization	48,792	48,427
Stock-based compensation expense	10,398	10,194
Accounts receivable, net	13,586	134,926
Contract assets	18,282	(20,979)
Inventories	(10,799)	(5,238)
Accounts payable	(15,553)	(121,860)
Advance payments from customers	46,612	9,254
Other changes in working capital and other, net	(4,935)	14,987
Net cash provided by operations	120,438	93,136

Cash flows from investing activities:
Additions to property, plant and equipment and software	(39,519)	(35,118)
Other investing activities, net	5,136	255
Net cash used in investing activities	(34,383)	(34,863)

Cash flows from financing activities:
Share repurchases	(25,220)	(122,110)
Net debt activity	(7,987)	(6,794)
Other financing activities, net	(24,319)	(23,933)
Net cash used in financing activities	(57,526)	(152,837)

Effect of exchange rate changes	3,505	418
Net increase (decrease) in cash and cash equivalents and restricted cash	32,034	(94,146)
Cash and cash equivalents and restricted cash at beginning of year	363,956	458,102
Cash and cash equivalents and restricted cash at end of year	$395,990	$363,956

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended			Year Ended
	Dec 31,	Sep 30,	Dec 31,	Dec 31,
	2020	2020	2019	2020	2019
Income (loss) from operations (GAAP)	$11,857	$8,659	$(9,281)	$25,134	$28,545
Restructuring charges and other costs	4,490	1,425	2,268	13,227	13,101
Ransomware incident related costs (recovery), net	(45)	(1,558)	7,681	(1,350)	7,681
Settlement	—	—	(773)	—	—
Impairment	—	5,736	—	6,743	—
Customer insolvency (recovery)	(553)	(796)	11,036	(1,702)	8,278
Amortization of intangible assets	1,979	2,368	2,366	9,099	9,461
Non-GAAP income from operations	$17,728	$15,834	$13,297	$51,151	$67,066

Gross Profit (GAAP)	$50,661	$46,354	$37,313	$175,048	$185,528
Settlement	—	—	(773)	—	—
Customer insolvency (recovery)	(553)	(796)	967	(1,702)	(73)
Non-GAAP gross profit	$50,108	$45,558	$37,507	$173,346	$185,455

Net income (loss) (GAAP)	$7,695	$5,915	$(6,931)	$14,055	$23,425
Restructuring charges and other costs	4,490	1,425	2,268	13,227	13,426
Ransomware incident related costs (recovery), net	(45)	(1,558)	7,681	(1,350)	7,681
Customer insolvency (recovery)	(553)	(796)	11,036	(1,702)	8,278
Amortization of intangible assets	1,979	2,368	2,366	9,099	9,461
Settlements	—	—	(773)	—	(3,021)
Impairment	—	5,736	—	6,743	—
Income tax adjustments(1)	(1,006)	(1,458)	(5,385)	(5,157)	(8,095)
Non-GAAP net income	$12,560	$11,632	$10,262	$34,915	$51,155

Diluted earnings (loss) per share:
Diluted (GAAP)	$0.21	$0.16	$(0.19)	$0.38	$0.60
Diluted (Non-GAAP)	$0.34	$0.32	$0.27	$0.95	$1.32

Weighted-average number of shares used in
calculating diluted earnings (loss) per share:
Diluted (GAAP)	36,596	36,544	36,928	36,817	38,763
Diluted (Non-GAAP)	36,596	36,544	37,374	36,817	38,763

(1)	This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.